                                                                    EXHIBIT 99.2



                LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                         REGARDING THE OFFER TO EXCHANGE
        (1) 5.85% SENIOR SECURED EXCHANGE NOTES DUE 2001 FOR ANY AND ALL
       OUTSTANDING 5.85% SENIOR SECURED NOTES DUE 2001, (2) 6.339% SENIOR
                 SECURED EXCHANGE NOTES DUE 2009 FOR ANY AND ALL
         OUTSTANDING 6.339% SENIOR SECURED NOTES DUE 2009 AND (3) 6.927%
             SENIOR SECURED EXCHANGE BONDS DUE 2029 FOR ANY AND ALL
                OUTSTANDING 6.927% SENIOR SECURED BONDS DUE 2029

                                       OF

                            MIDAMERICAN FUNDING, LLC


TO REGISTERED HOLDERS AND THE DEPOSITORY TRUST COMPANY PARTICIPANTS:

         We are enclosing herewith the materials listed below relating to the offer by MidAmerican Funding, LLC ("MidAmerican Funding") to exchange $1000 principal amount of its 5.85% Senior Secured Exchange Notes due 2001 (the "2001 Exchange Securities"), $1000 principal amount of its 6.339% Senior Secured Exchange Notes due 2009 (the "2009 Exchange Securities") and $1000 principal amount of its 6.927% Senior Secured Exchange Bonds due 2029 (the "2029 Exchange Securities" and, collectively with the 2001 Exchange Securities and the 2009 Exchange Securities, the "Exchange Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for, in the case of the 2001 Exchange Securities, each $1000 principal amount of its outstanding 5.85% Senior Secured Notes due 2001 (the "2001 Initial Securities"), in the case of the 2009 Exchange Securities, each $1000 principal amount of its outstanding 6.339% Senior Secured Notes due 2009 (the "2009 Initial Securities"), and, in the case of the 2029 Exchange Securities, each $1000 principal amount of its outstanding 6.927% Senior Secured Bonds due 2029 (the "2029 Initial Securities" and, collectively with the 2001 Initial Securities and the 2009 Initial Securities, the "Initial Securities"), respectively, of which a total of $700,000,000 in aggregate principal amount was issued on March 11, 1999 and is outstanding as of the date hereof, upon the terms and subject to the conditions set forth in MidAmerican Funding's Prospectus, dated February 3, 2000, and the related Letter of Transmittal
(which together constitute the "Exchange Offer").

         Enclosed are copies of the following documents:

                  1. Prospectus dated February 3, 2000;

                  2. Letter of Transmittal;

                  3. Notice of Guaranteed Delivery;

                  4. Instruction to Registered Holder or DTC Participant from Beneficial Owner; and

                  5. Letter which may be sent to your clients for whose account you hold definitive registered bonds or book-entry interests representing Initial Securities in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

-------------------------------------------------------------------------------
         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 6, 2000, UNLESS EXTENDED.
-------------------------------------------------------------------------------

         The Exchange Offer is not conditioned upon any minimum principal amount of Initial Securities being tendered.

         To participate in the Exchange Offer, a beneficial holder must either
(1) cause to be delivered to The Bank of New York (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, definitive registered bonds representing Initial Securities in proper form for transfer together with a properly executed Letter of Transmittal or (2) cause a DTC participant to tender such holder's Initial Securities to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC participant confirms on behalf of itself and the beneficial owners of tendered Initial Securities all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

         Pursuant to the Letter of Transmittal, each holder of Initial Securities will represent to MidAmerican Funding that: (i) the Exchange Securities or book-entry interests therein to be acquired by such holder and any beneficial owner(s) of the Initial Securities or interests therein ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by such holder and any Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities, (iii) if the holder or Beneficial Owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the holder or Beneficial Owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the holder and each Beneficial Owner acknowledge and agree that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or is participating in the Exchange Offer for the purpose of distributing the Exchange Securities must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Securities or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (vi) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (v) above and any resales of Exchange Securities or interests therein obtained by such holder in exchange for Initial Securities or interests therein originally acquired by such holder directly from MidAmerican Funding should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (vii) neither the holder nor any Beneficial Owner(s) is an "affiliate," as defined in Rule 405 under the Securities Act, of MidAmerican Funding. Upon a request by MidAmerican Funding, a holder or Beneficial Owner will deliver to MidAmerican Funding a legal opinion confirming its representation made in clause (vii) above. If the tendering holder of Initial Securities is (1) a broker-dealer (whether or not it is also an "affiliate") or (2) a Beneficial Owner(s) that will receive Exchange Securities pursuant to the Exchange Offer, the tendering holder will represent on behalf of itself and, if such Initial Securities are being held on behalf of Beneficial Owner(s), on behalf of such Beneficial Owner(s) that the Initial Securities to be exchanged for the Exchange Securities were acquired as a result of market-making activities or other trading activities, and acknowledge on its own behalf and, if such Initial Securities are held on behalf of Beneficial Owner(s), on behalf of such Beneficial Owner(s) that it or they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, such tendering holder will not be deemed to admit that it or any Beneficial Owner is an "underwriter" within the meaning of the Securities Act.

         The enclosed "Instruction to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by the beneficial owners of Initial Securities for you to make the foregoing representations.

         The Registrant will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Initial Securities pursuant to the Exchange Offer. The Registrant will pay or cause to be paid any transfer taxes payable on the transfer of Initial Securities to them, except as otherwise provided in the section "The Exchange Offer--You may be required to pay transfer taxes in connection with your tender" of the enclosed Prospectus.

         Additional copies of the enclosed materials may be obtained from the Exchange Agent.


                                                     Very truly yours,



                                                     MidAmerican Funding, LLC


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF MIDAMERICAN FUNDING OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.




                                        3